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                                                                 EXHIBIT h(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                              ING VP BOND PORTFOLIO

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                       ADMINISTRATIVE SERVICES FEE
                                             (as a percentage of managed assets)

ING VP Bond Portfolio                         0.055% on the first $5 billion
                                                0.030% over $5 billion